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                                                                      EXHIBIT 11

                   MICROTOUCH SYSTEMS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                   YEARS ENDED DECEMBER 31,
                                             ----------------------------------------
COMPUTATION OF PRIMARY EARNINGS PER             1994           1995           1996
 SHARE:                                      ----------     ----------     ----------

Income applicable to common stock.......     $5,673,000     $1,684,000     $5,697,000
                                              ---------     ----------   ------------
Shares:
  Weighted average number of shares
   outstanding..........................      6,722,000      8,114,000      7,694,000
  Weighted average number of common
   equivalent shares....................        599,000        493,000        372,000
                                              ---------     ----------     ----------
  Weighted average shares outstanding
   as adjusted..........................      7,321,000      8,607,000      8,066,000
                                              ---------     ----------     ----------
Primary earnings per share..............     $     0.77     $     0.20     $     0.71
                                              =========     ==========     ==========
                                                   YEARS ENDED DECEMBER 31,
                                             ----------------------------------------
COMPUTATION OF FULLY DILUTED EARNINGS PER       1994           1995           1996
 SHARE:                                      ----------     ----------     ----------
Income applicable to common stock.......     $5,673,000     $1,684,000     $5,697,000
                                             ----------     ----------     ----------
Shares:
  Weighted average number of shares
   outstanding..........................      6,722,000      8,114,000      7,694,000
  Weighted average number of common
   equivalent shares....................        853,000        493,000        498,000
                                             ----------     ----------     ----------
  Weighted average shares outstanding
   as adjusted..........................      7,575,000      8,607,000      8,192,000
                                             ----------     ----------     ----------
Fully diluted earnings per share........     $     0.75     $     0.20     $     0.70
                                             ==========     ==========     ==========

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